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                                                                 Exhibit 10.13

                            EMPLOYMENT AGREEMENT
                            --------------------

     This Employment Agreement (the "Agreement") is dated as of February 23,
                                     ---------
1999, by and between Ofir Kedar ("Employee") and Brio Technology, Inc., a
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Delaware corporation (the "Company").
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                                  RECITALS
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     This Agreement is entered into in connection with and is ancillary to an
Agreement and Plan of Merger (the "Merger Agreement") dated as of February __,
                                   ----------------
1999 among the Company, SQRIBE Technologies Corp., a Delaware corporation ("Target") and Socrates Acquisition Corporation, a Delaware corporation and a
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wholly owned subsidiary of Acquiror ("Sub"), pursuant to which Sub will merge
                                      ---
with and into the Company (the "Merger").  The date on which the Merger becomes
                                ------
effective will be the effective date of this Agreement (the "Effective Date").
                                                             --------------

     Employee is an officer, director and principal stockholder of Target. The Company intends to continue the business of Target after the Merger and integrate such business into the Company's ongoing business. To preserve and protect the assets of Target, including Target's goodwill, customers and trade secrets of which Employee has and will have knowledge in Employee's role as an employee of the Company and to preserve and protect the Company's goodwill and business interests going forward, and in consideration for the Company's entering into and performing under the Merger Agreement, Employee has agreed to enter into this Agreement.

     In addition, as required by Section 8 below, Employee is concurrently herewith entering into a Confidentiality Agreement in favor of the Company designed to protect the Company's proprietary rights.

                                  AGREEMENT
                                  ---------

     In consideration of the mutual promises, agreements, warranties and provisions contained in this Agreement, the parties agree as follows:

     1.  Term of Agreement.  This Agreement shall commence on the date hereof
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and, except for covenants, which by their terms have a longer period of effectiveness, shall have a term of one (1) year (the "Original Term").  This
                                                       -------------
Agreement may be terminated by either party, with or without cause, as provided in Section 5. This Agreement may be extended for an additional one (1) year after the end of the Original Term if the parties mutually agree in writing to such extension.

     2.  Duties.
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         (a)  Position.  Employee will serve as Chairman of the Board of
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Directors, shall be employed as Executive Vice President, Business Development, will have responsibility for corporate and business development and will report to the Company's Chief Executive Officer.

         (b)  Obligations to the Company.  Employee agrees to the best of his
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ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Employee pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of Employee's employment with the Company, Employee will not engage in any other employment, occupation, or business activity directly related to the business of the Company and will not compete with the Company or assist others in competing with the Company in any way. Employee will not serve as a director, officer, employee, or consultant of any person or
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entity providing products and/or services that would substitute for or replace those of the Company and agrees not to purchase or own any shares or interest in any business providing products and/or services that would substitute for or replace those of the Company, except Employee may own fewer than one percent (1%) of the outstanding voting shares in a publicly traded corporation. Nothing in this Agreement will prevent Employee from accepting speaking or presentation engagements in exchange for honoraria, from serving on boards of charitable organizations or companies which do not compete directly or indirectly with the Company, or making investments in companies which do not compete directly or indirectly with the Company. Employee will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Employee's employment.

     3.  At-Will Employment.  The Company and Employee acknowledge that
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Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as expressly provided in this Agreement. The rights and duties created by this Section 3 may not be modified in any way except by a written agreement executed by the Chief Executive Officer of the Company.

     4.  Compensation.  For the duties and services to be performed by Employee
         ------------
hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary, bonus and other benefits described below in this Section 4.

         (a)  Salary.  Employee shall receive a monthly salary of $16,666.66,
              ------
which is equivalent to $200,000 on an annualized basis. Employee's monthly salary will be payable pursuant to the Company's normal payroll practices. Employee's salary shall be reviewed on at least an annual basis, and any increase will be effective as of the date determined appropriate by the Board, its Compensation Committee or the Chief Executive Officer; provided that at no time will Employee's salary and bonus, in the aggregate, be less than 90% of the salary and bonus payable to the Company's Chief Executive Officer.

         (b)  Bonus. Employee shall be entitled to receive an annual bonus of
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$70,000 (the "Bonus"), which will be earned upon the achievement of performance
              -----
objectives to be determined by mutual agreement between Employee and the Company.

         (c)  Additional Benefits.  Employee will be eligible to participate in
              -------------------
the Company's employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Employee will be eligible for vacation and sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience.

         (d)  Reimbursement of Expenses.  Employee shall be authorized to incur
              -------------------------
on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are approved and substantiated in accordance with Company policies.

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     5.  Termination of Employment and Severance Benefits.
         ------------------------------------------------

         (a)  Termination of Employment.  This Agreement may be terminated
              -------------------------
during its Original Term (or any extension thereof) upon the occurrence of any of the following events and following notice to the non-terminating party:

              (i) The Company's determination in good faith that it is terminating Employee for Cause (as defined in Section 6 below) ("Termination
                                                                 -----------
for Cause");
---------

              (ii) The Company's determination that it is terminating Employee without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination Without Cause");
                                                  -------------------------

              (iii) The effective date of a written notice sent to the Company from Employee stating that Employee is electing to terminate his or her employment with the Company ("Voluntary Termination");
                              ---------------------

              (iv) A change in Employee's status such that a Constructive Termination (as defined in Section 5(b)(iv) below) has occurred; or

              (v)    Following Employee's death or Disability (as defined in
Section 7 below).

         (b)  Severance Benefits.  Employee shall be entitled to receive
              ------------------
severance benefits upon termination of employment only as set forth in this
Section 5(b):

              (i)    Voluntary Termination.  If Employee's employment
                     ---------------------
terminates by Voluntary Termination, then Employee shall not be entitled to receive payment of any bonus or severance benefits. Employee will receive payment(s) for all salary, pro-rated commissions and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

              (ii)   Involuntary Termination.  If Employee's employment is
                     -----------------------
terminated under Section 5(a)(ii) or 5(a)(iv) above (such termination, an "Involuntary Termination"), Employee will be entitled to receive on the
 -----------------------
effective date of such termination a cash payment equal to six (6) months salary, less applicable withholding. In partial consideration for such payment, at the Company's request Employee shall continue to provide services for a period of up to six (6) weeks following the effective date of such termination. Employee will receive payment(s) for all salary, pro-rated bonus and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

              (iii)  Termination for Cause.  If Employee's employment is
                     ---------------------
terminated for Cause, then Employee shall not be entitled to receive any further payment of any bonus or any severance benefits. Employee will receive payment(s) for all salary, pro-rated bonus and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

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              (iv)   Constructive Termination.  "Constructive Termination"
                     ------------------------    ------------------------
shall be deemed to occur if (A)(1) there is a material adverse change in Employee's position causing such position to be of materially reduced stature or responsibility; (2) a reduction of more than 20% of Employee's base compensation unless in connection with similar decreases of other similarly situated employees of the Company, or (3) Employee's refusal to relocate to a facility or location that is more than fifty (50) miles from Palo Alto, California, and (B) within the 30-day period immediately following such material change or reduction Employee elects to terminate his or her employment voluntarily.

              (v)    Termination by Reason of Death or Disability.  In the
                     --------------------------------------------
event that Employee's employment with the Company terminates as a result of Employee's death or Disability (as defined in Section 7 below), Employee or Employee's estate or representative will receive at the time of such termination all salary, pro-rated commissions and unpaid vacation accrued as of the date of Employee's death or Disability, and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law.

     6.  Definition of Cause.  For purposes of this Agreement, "Cause" for
         -------------------                                    -----
Employee's termination will exist at any time after the happening of one or more of the following events:

         (a) Employee's willful misconduct or gross negligence in performance of his or her duties hereunder, including Employee's refusal to comply in any material respect with the legal directives of Employees' direct supervisor, the Company's Chief Executive Officer or the Board of Directors so long as such directives are not inconsistent with the Employee's position and duties, and such refusal to comply is not remedied within 10 working days after written notice from the Company, which written notice shall state that failure to remedy such conduct may result in Termination for Cause;

         (b) Fraudulent conduct, a deliberate attempt to do an injury to the Company, or conduct that materially discredits the Company or is materially detrimental to the reputation of the Company, including conviction of a felony; or

         (c) Employee's material breach of any element of the Company's Confidential Information and Invention Assignment Agreement, including without limitation, Employee's theft or other misappropriation of the Company's proprietary information.

     7.  Definition of Disability.  For purposes of this Agreement, "Disability"
         ------------------------                                    ----------
shall mean that Employee has been unable to perform his or her duties hereunder as the result of his or her incapacity due to physical or mental illness, and such inability, which continues for at least 120 consecutive calendar days or 150 calendar days during any consecutive twelve-month period, if shorter, after its commencement, is determined to be total and permanent by a physician selected by the Company and its insurers and acceptable to Employee or to Employee's legal representative (with such agreement on acceptability not to be unreasonably withheld).

     8.  Confidentiality Agreement.  Employee shall sign, or has signed, a
         -------------------------
Confidential Information and Invention Assignment Agreement (the "Confidentiality Agreement") substantially in the form attached hereto as
 -------------------------
Exhibit A.  Employee hereby represents and warrants to the Company that he or
---------
she has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Employee's employment relationship with the Company.

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     9.  Noncompetition Covenant.  Until the earlier of (i) three (3) years from
         -----------------------
the date of this Agreement and (ii) one year following termination of his employment for any reason (the "Non-Compete Period"), Employee hereby agrees
                                ------------------
that he shall not do any of the following without the prior written consent of the Company's Chief Executive Officer or Board of Directors:

         (a)  Compete.  Carry on any sales, marketing or development business or
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activity (whether directly or indirectly, as a partner, stockholder, principal, agent, director, affiliate, employee or consultant) which is competitive with the Company's then primary products, nor engage in any other activities that conflict with Employee's obligations to the Company; provided that nothing in this Agreement will prevent Employee from from serving on boards of charitable organizations or of companies which do not compete directly or indirectly with the Company, or making investments in companies which do not compete directly or indirectly with the Company.

         (b)  Solicit Business.  Solicit or influence or attempt to influence
              ----------------
any client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the Company's products.

         (c)  Solicit Personnel.  During the Non-Compete Period, solicit or
              -----------------
influence or attempt to influence any person employed by the Company to terminate or otherwise cease his employment with the Company or become an employee of any competitor of the Company.

     10.  Conflicts.  Employee represents that his performance of all the terms
          ---------
of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement.

     11.  Successors.  Any successor to the Company (whether direct or indirect
          ----------
and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     12.  Miscellaneous Provisions.
          ------------------------

          (a)  No Duty to Mitigate.  Employee shall not be required to mitigate
               -------------------
the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Employee may receive from any other source.

          (b)  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended or waived only with the written consent of the parties.

          (c)  Sole Agreement.  This Agreement, including any Exhibits hereto,
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and the Merger Agreement, including any Exhibits thereto, constitutes the sole agreements of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

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          (d)  Notices.  Any notice required or permitted by this Agreement
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shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          (e)  Choice of Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

          (f)  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (g)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (h)  Arbitration.  Any dispute or claim arising out of or in
               -----------
connection with this Agreement will be finally settled by binding arbitration in San Mateo, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 12(h) shall not apply to the Confidentiality Agreement.

          (i)  Advice of Counsel.  EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES
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THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK
THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]

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     The parties have executed this Agreement the date first written above.

                              BRIO TECHNOLOGY, INC.


                              By:____________________________

                              Title:_________________________

                              Address:  3460 West Bayshore
                                        Palo Alto, CA 94303




                              OFIR KEDAR


                              Signature:_____________________

                              Address:_______________________

                                      _______________________

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                                  EXHIBIT A
                                  ---------

                        CONFIDENTIAL INFORMATION AND
                       INVENTION ASSIGNMENT AGREEMENT

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